MEGA MEDIA GROUP, INC. AND SUBSIDIARIES

FINANCIAL STATEMENTS

APRIL 30, 2007

MEGA MEDIA GROUP, INC. AND SUBSIDIARIES

INDEX

PAGE

CONSOLIDATED BALANCE SHEETS	3

CONSOLIDATED STATEMENTS OF OPERATIONS	4

CONSOLIDATED STATEMENTS OF CASH FLOWS	5

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)	6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	7-14

MEGA MEDIA GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
UNAUDITED
	April 30,	January 31,
ASSETS	2007	2007
Current Assets	(Unaudited)
Cash	$85,705	$37,444
Accounts receivable, net (Note 3)	40,557	68,636
Prepaid Expenses	145,208	168,203
Total Current Assets	271,470	274,283

Fixed assets, net (Note 5)	524,960	559,097
Master records, net (Note 6)	320,676	306,676
Advances	20,000	20,000
Note Receivable-Gladiator (Note 4)	-	-
Deposits	225,486	225,486
Other	16,010	16,010

TOTAL ASSETS	$1,378,602	$1,401,552

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$371,605	$394,870
Sales tax payable	616	892
Payroll taxes payable	430,045	284,731
Accrued Offices' Compensation	398,868	379,829
Equipment loan - current portion (Note 10)	14,924	14,924
Equipment lease - current portion (Note 11)	19,440	19,440
Loans payable (Note 8)	540,000	440,000
Due to related party (Note 7)	439,455	444,455
Deferred revenues	336,748	252,399
Accrued expenses	30,837	7,545
Payable to shareholders (Note 7)	948,148	715,118
Other current liabilities (Note 9)	416,866	410,965
Total Current Liabilities	3,947,553	3,365,168

Equipment Loan Payable (Note 10)	41,290	46,961
Equipment Lease Payable (Note 11)	45,360	50,220
TOTAL LIABILITIES	4,034,203	3,462,349

Commitments and contingencies		-

Stockholders' Deficit
Preferred stock, $.001 par value, 20,000,000 shares authorized,	14,417	14,492
14,417,000 shares issued and outstanding as of 04/30/07 and
14,492,000 shares issued and outstanding as of 01/31/07 (Notes 12 and 13)

Common stock, $.001 par value, 70,000,000 shares authorized,	5,327	5,277
5,327,446 shares issued and outstanding as of 04/30/07 and
5,277,446 shares issued and outstanding as of 01/31/07 (Notes 12 and 13)
Additional paid-in capital	4,117,496	4,067,546
Deferred compensation (Note 13)	(317)	(1,392)
Accumulated Deficit	(6,792,525)	(6,146,720)

Total Stockholders' Deficit	(2,655,601)	(2,060,797)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,378,602	$1,401,552

The accompanying notes are an integral part of these financial statements.

MEGA MEDIA GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	Three Months Ended April 30,		Year Ended January 31,
	2007	2006	2007	2006
	(unaudited)	(unaudited)
Revenues:
Advertising revenues	$955,241	$695,369	$3,240,069	$2,598,148
Other revenues	113,344	-	217,022	150,620

Total Revenues	1,068,585	695,369	3,457,091	2,748,768

Operating Expenses	747,031	695,639	3,007,710	2,429,830
Selling, general and administrative	897,825	511,625	3,364,633	1,917,703
Depreciation and amortization	44,378	34,204	287,204	631,796

	1,689,234	1,241,468	6,659,547	4,979,329

Net loss from operations	(620,649)	(546,099)	(3,202,456)	(2,230,561)

Other Expenses:
Interest	25,156	13,980	73,765	40,413

Net loss before tax benefit	(645,805)	(560,079)	(3,276,221)	(2,270,974)

Tax benefit		-		-

Net loss	$(645,805)	$(560,079)	$(3,276,221)	$(2,270,974)

The accompanying notes are an integral part of these financial statements.

MEGA MEDIA GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED
	Three Months Ended April 30,		Year Ended January 31,
	2007	2006	2007	2006
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(645,805)	$(560,079)	$(3,276,221)	$(2,270,974)
Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation and amortization	44,378	34,204	287,204	631,796
Allowance for doubtful accounts			-	13,000
Stock issued for lender's fee			10,000
Stock issued in exchange for lease commitment			237,189
Stock compensation	1,000	-	10,600	-
Changes in operating assets and liabilities:
(Increase) in accounts receivable	28,079	15,000	84,127	(90,078)
(Increase) decrease in advances	-	-	(20,000)	17,650
(Increase) decrease in prepaid expenses	22,995	-	(168,203)
(Increase) decrease in other current assets
(Increase) in other assets			-	(14,660)
Increase (decrease) in bank overdraft			-	(12,660)
Increase in accounts payable	(23,265)	42,200	103,228	273,185
Increase in sales tax payable	(276)	-	-	34
Increase in accrued officers' compensation	19,039	70,000	379,829	-
Increase in accrued expenses	23,292	-	7,545	-
Increase in deferred revenue	84,349	-	252,399	-
Increase in payroll liabilities	145,314	23,028	258,440	10,269
Increase in other current liabilities	5,902	-	-	-
Total adjustments	350,807	184,432	1,442,358	828,536
NET CASH USED BY OPERATING ACTIVITIES	(294,998)	(375,647)	(1,833,863)	(1,442,438)

CASH FLOWS FROM INVESTING ACTIVITIES:
Master records	(14,000)	-	(306,676)	(298,539)
Fixed assets	(15,100)	-	(182,429)	(335,571)
Investment in Gladiator	-	-	-	(260,000)
Deposits	-	-	(42,000)	(172,486)
CASH USED BY INVESTING ACTIVITIES	(29,100)	-	(531,105)	(1,066,596)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan proceeds, net of repayments	94,329	(5,088)	(18,488)	1,135,559
Proceeds from issuance of debenture		-	410,965	-
Loans from shareholders	233,030	304,700	1,203,062	710,673
Loans from related parties	-	-	444,455	-
Repayment of loan from related parties	(5,000)
Sale of common stock	50,000	75,000	350,000	675,000
CASH PROVIDED BY FINANCING ACTIVITIES	372,359	374,612	2,389,994	2,521,232

NET INCREASE IN CASH	48,261	(1,035)	25,026	12,198

CASH: Beginning of period	37,444	12,418	12,418	220
End of period	$85,705	$11,383	$37,444	$12,418

Supplemental disclosure of noncash financing and investing activities:
Cash paid during the period for income taxes	$2,275	$2,730	$2,275	$-
Cash paid during the period for interest	$25,156	$13,980	$55,937	$-
Non Cash Financing and Investing Activities:
Equipment contributed for common stock	$-	$-	$-	$37,877
Stock issued for Echo Broadcasting	$-	$-	$-	$3,666
Stock issued for lender's fee	$-	$-	$10,000	$-
Stock issued in exchange for lease commitments	$-	$-	$843,131	$-
Stock issued for conversion of loans to shareholders	$-	$-	$237,189	$-
Preferred stock issued for services	$1,100	$-	$11,992	$-
Capitalized lease	$-	$-	$69,660	$-

The accompanying notes are an integral part of these financial statements.

MEGA MEDIA GROUP, INC. AND SUBSIDIARIES

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED JANUARY 31, 2006 AND 2005 AND THE UNAUDITED THREE MONTHS ENDED APRIL 30, 2007

UNAUDITED
								Total
	Preferred Stock		Common Stock		Additional	Deferred		Stockholders'
	($.001 par value)		($.001 par value)		Paid-In	Stock	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Comp	Deficit	(Deficit)

Balance February 3, 2004	-	$-	-	$-	$-	$-	-	$-

Capital contribution	-	-	666,665	667	1,207,120		-	1,207,787

Loss for year ended
January 31, 2005	-	-	-	-	-	-	(599,525)	(599,525)

Balance January 31, 2005	-	-	666,665	667	1,207,120		(599,525)	608,262

Shares issued to purchase
Echo Broadcasting Group, Inc	1,833,335	1,833	1,833,335	1,833	-		-	3,666

Capital contribution	666,665	667	-	-	747,883		-	748,550

Sale of common stock	-	-	675,000	675	674,325		-	675,000

Loss for year ended
January 31, 2006	-	-	-	-	-	-	(2,270,974)	(2,270,974)

Balance January 31, 2006	2,500,000	2,500	3,175,000	3,175	2,629,328		(2,870,499)	(235,496)

Sale of common stock	-	-	620,000	620	349,380			350,000

Stock issued to pay for
lender's fees			100,000	100	9,900			10,000

Stock issued for conversion of
loans to shareholders			1,045,257	1,045	842,086			843,131

Stock issued in exchange for
lease commitments			337,189	337	236,852			237,189

Restricted stock award
to officers and shareholders	11,992,000	11,992	-	-	-	(1,392)		10,600

Loss for year ended
January 31, 2007	-	-	-	-	-	-	(3,276,221)	(3,276,221)

Balance January 31, 2007	14,492,000	14,492	5,277,446	5,277	4,067,546	(1,392)	(6,146,720)	(2,060,797)

Sale of common stock			50,000	50	49,950			50,000

Cancellation of restricted stock award
to officers and shareholders	(1,175,000)	(1,175)				1,175		-

Restricted stock award	1,100,000	1,100				(100)		1,000
to officers and shareholders

Loss for three months ended
April 30, 2007	-	-	-	-	-	-	(645,805)	(645,805)

Balance April 30, 2007	14,417,000	14,417	5,327,446	5,327	4,117,496	(317)	(6,792,525)	2,655,601

The accompanying notes are an integral part of these financial statements.

MEGA MEDIA GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts and Disclosures at and for the three months
Ended April 30, 2007 and 2006 Are Unaudited)

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Mega Media Group, Inc. (the “Company”) was incorporated in New York State on February 3, 2004. The Company is a multi-media holding company with five wholly owned subsidiaries. The Company’s focus is mainstream entertainment and media and Russian ethnic media. The corporate headquarters is located in Brooklyn, NY.  All references to the year ending January 31, 2005 are for the period February 3, 2004 (date of inception) to January 31, 2005.

As reflected in the accompanying combined financial statements, the Company has an accumulated deficit of $6,146,720 and $2,870,499 at January 31, 2007 and 2006 respectively that includes losses of $3,276,221 and $2,270,974 for the years ended January 31, 2007 and 2006 respectively and a working deficit of $3,090,885 and $963,754 at January 31, 2007 and 2006 respectively. Also, as reflected in the accompanying combined financial statements, the Company has an accumulated deficit of $6,792,525 and $3,430,578 at April 30, 2007 and 2006 respectively that includes losses of $645,805 and $560,079 for three months ended April 30, 2007 and 2006 respectively and a working deficit of $3,676,083 and $1,419,717 at April 30, 2007 and 2006 respectively. The Company’s shareholders have funded the losses and cash shortfalls allowing management to develop sales and contingencies plans. The Company’s also arranging for additional funding. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursing additional funding and a potential merger or acquisition candidate and strategic partners, which would enhance stockholders’ investment. Management believes that the above actions will allow the Company to continue operations through the next fiscal year.

NOTE-2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis Of Consolidation

The accompanying consolidated financial statements include the accounts of the Mega Media Group Inc., and its subsidiary Mega Media Film, Inc., Mega Media Studios, Inc., Mega Media Records, Inc., VSE Magazine, Inc., and Echo Broadcasting Group, Inc. All significant intercompany balances and transactions have been eliminated.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effects the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the of the combined financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from these estimates.

Cash And Cash Equivalents
Short-term investments with an original maturity of three months or less are considered to be cash equivalents.

Depreciation and Amortization

The cost of furniture and equipment is depreciated over the estimated useful lives of the related assets. The cost of leaseholds improvements is amortized over the lesser of the length of the related lease or the estimated useful life of the assets. Depreciation is computed on a straight line basis, with lives ranging from 3 to 7 years.  Leasehold improvements are amortized over the life of the lease.

Master Records

The Company records the cost of a record master borne by the Company as an asset if the past performance and current popularity of the artist provides a sound basis for estimating that the cost will be recovered from future sales. Otherwise, that cost is charged to expense. The amount recognized as an asset is amortized over the estimated life of the recorded performance.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances.  Management provides for probable uncollected amounts through a charge to earnings and a credit to a allowance for bad debts based on its assessment of the current status of individual accounts.  Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for bad debts and a credit to accounts receivable.

Revenue Recognition

The Company recognizes revenue for broadcast advertising when the commercial is broadcast and is reported, net of agency and outside sales representative commissions, in accordance with Staff Accounting Bulletin (“SAB”) No. 104, Topic 13, “Revenue Recognition, Revised and Updated.” Agency and outside sales representative commissions are calculated based on a stated percentage applied to gross billing. Generally, clients remit the gross billing amount to the agency or outside sales representative, and the agency or outside sales representative remits the gross billing, less their commission, to the Company.

Financial Instruments

Due to their short maturity, the carrying amounts of accounts and notes receivable, accounts payable, accrued liabilities, and short-term borrowings approximated their fair values at April 30, 2007 and January 31, 2007.

Income Taxes

The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting bases and tax bases of assets and liabilities and are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized or settled. Deferred tax assets are reduced by valuation allowances if the Company believes it is more likely than not that some portion or all of the asset will not be realized.

Certain Reclassifications

The Company has reclassified portion of prior quarters selling, general and administrative to be included as a component of operating expenses.

Barter Transactions

The Company provides broadcast advertising time in exchange for advertising time in other media, as well as certain goods and services. The terms of the exchanges generally permit the Company to preempt such broadcast time in favor of advertisers who purchase time in exchange for cash. The Company includes the value of such exchanges in both broadcasting net revenues and station operating expenses. The valuation of barter time is based upon the fair value of the advertising time provided and goods and services received. For the years ended January 31, 2007 and 2006, barter transactions reflected in net broadcast revenue, operating expenses and selling, general and administrative expenses were approximately $153,934 and $0 respectively. For the three months ended April 30, 2007 and 2006, barter transactions reflected in net broadcast revenue, operating expenses and selling, general and administrative expenses were approximately $97,753 and $0 respectively.

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable consists of the following:	April 30, 2007	January 31, 2007
Accounts receivable-trade	$53,557	$81,636
Allowance for doubtful accounts	(13,000)	(13,000)
	$40,557	$68,636

NOTE 4 – NOTE RECEIVABLE GLADIATOR

The Company has entered into a joint venture agreement with Gladiator Championship Wrestling Corp. (“Gladiator”) to stage a wrestling event in Puerto Rico. The event was originally scheduled to take place on July 16, 2005, but had to be delayed. The Company funded the event with an initial payment of $260,000 to Gladiator and under the terms of a licensing agreement received exclusive rights to distribute films, tapes, reports, books, and manuals of the event. Gladiator issued a Promissory Note to the Company payable on July 17, 2005, the day after the original date of the event. The Company is guaranteed the first $260,000 from ticket sales and is entitled to 50% of all additional profits from the event. The Company borrowed the $260,000 funding from a shareholder. Under the terms of the agreement with the Company, the shareholder is entitled to repayment of the loan from the first monies the Company receives, and the shareholder is to receive 50% of the Company’s earnings from the event after repayment of the loan. The shareholder note does not have to be repaid if the Gladiator note is not paid. For financial statement purposes the Note Receivable-Gladiator and Note Payable-Shareholder are reflected net as follows:

	April 30,	January 31,
	2007	2007
Note Receivable - Gladiator	$260,000	$260,000
Note Payable - Shareholder	(260,000)	(260,000)
	$-	$-

NOTE 5 – FIXED ASSETS

Fixed assets consist of the following:	April 30,	January 31,
	2007	2007
Equipment	$432,565	$432,565
Leasehold	312,200	309,148
Furniture	38,162	33,953
Trucks	94,288	94,288
Computer software	23,685	20,705
	900,900	890,659
Less Accumulated depreciation	375,940	331,562
	$524,960	$559,097

Master records consist of the following:	April 30,	January 31,
	2007	2007
Master records	$320,676	$306,676
Less accumulated amortization	-	-
	$320,676	$306,676

NOTE 7 – LOANS FROM SHARESHOLDERS AND RELATED PARTY TRANSACTIONS

Shareholders have made loans to the Company and have waived any interest on the loans. The $260,000 loan used to fund the Note Receivable-Gladiator is not included here, but as described in Note 3 has been netted against the receivable.

On May 4th, 2006 the company entered into debt conversion agreements with company's shareholders according to which all loans from shareholders in the amount of $1,054,257 shall be converted into shares of common stock at the conversion price of $1.00 per share. Additionally, certain shareholders have made and will be making future payments for leased equipment in the amount of $337,189.

Also, during the year ending 01/31/07, certain founding shareholders of Echo Broadcasting Group Inc. have received free advertising time on Radio VSE. The fair market value of these services was $108,345.

At January 31, 2007 total loans payable to shareholders of $715,118 and due to related party of 444,455 mature in various amounts from July 1, 2007 to January 11, 2008 and have a stated interest rate of 9%.

As of  April 30, 2007 total loans payable to shareholders were $948,148 and due to related party  were $439,455 that mature in various amounts from July 1, 2007 to January 11, 2008 and have a stated interest rate of 9%.

NOTE 8 - LOANS PAYABLE

During fiscal 2006, the Company borrowed two loans of $220,000 each, a total of $440,000 payable on June 7, 2006.   ("STATUS") Extended for 12 months

The interest rate is the UBS Rate plus 5.5%.

In March 2007, the Company borrowed loan in the amount of $100,000 from First Capital Invest Corp (“FCIC”), Swiss-based financial institution. Loan is payable in six months from the inception.

NOTE 9 – POTENTIAL LIABILITIES

On or about August 10, 2006, Edulink, Inc., a company trading on the OTC Bulletin Board ("Edulink"), acquired all of the outstanding shares of the Company (the "Merger"), temporarily making the Company a wholly-owned subsidiary of Edulink.  As further explained below, the Merger was subsequently rescinded as if it never occurred.  Upon closing the Merger, Edulink borrowed $200,000 in August 2006 through several convertible notes with the same terms. The notes are due in August 2009, bear initial interest at 6%, default interest of 15% and were secured by all assets of the Company when the Company was still owned by Edulink.  The notes are convertible at 50% of the average of the three lowest intraday trading prices during the 20 day period prior to conversion. In addition to the notes payable, the lender received 50,000,000 warrants to purchase Edulink's common stock. The warrants have an exercise price of $.01 and expire in August 2013. The conversion cannot exceed 4.99% of the outstanding shares of common stock. The convertible notes were determined to have a compound embedded derivative consisting of the conversion option and the puts and the warrants were determined to be freestanding derivatives. During the fiscal year ending 01/31/07, interest on the notes was $5,425. As of 1/31/07, the total cost of the notes was $205,425. During the three months ending 04/30/07, interest on the notes was $2,926. As of 04/30/07, the total cost of the notes was $208,351.

Edulink also borrowed $203,400 in November 2006 through several notes with the same terms. The notes are due in November 2009, carry initial interest of 6%, default interest of 15% and were secured by all assets of the Company when the Company was still owned by Edulink.  The notes are convertible at 50% of the average of the three lowest prices during the 20 day period prior to conversion. In addition to the notes payable, the lender received 50,000,000 warrants to purchase the Edulink's common stock. The warrants have an exercise price of $.01 and expire in November 2013. The conversion cannot exceed 4.99% of the outstanding shares of common stock. The convertible notes were determined to have a compound embedded derivative consisting of the conversion option and the puts and the warrants were determined to be freestanding derivatives. During the fiscal year ending 01/31/07, interest on the notes was $2,140. As of 1/31/07, the total cost of the notes was $205,540. During three months ending 04/30/07, interest on the notes was $2,976. As of 04/30/07, the total cost of the notes was $208,516.

NOTE 10 – EQUIPMENT LOANS PAYABLE

Equipment loans consist of the following:	April 30,	January 31,
	2007	2007
Raritan Bay FCU ("RBFCU")	$38,768	$40,989
Chrysler Credit ("CC")	17,436	20,896
	56,214	61,875
Less current portion	14,924	14,924
	$41,290	$46,961

The loan from RBFCU is payable in 72 monthly loan payments of $899 that include principal and interest at 6.75% per annum and matures on September 1, 2011.  The loan is secured by the vehicle purchased.

The loan payable CC is payable in 60 monthly payments of $782 which includes principal and interest at 6.75% per annum and matures on July 9, 2010.  The loan is secured by the truck purchased.

NOTE 11 – CAPITAL LEASE

On October 4, 2006 the Company has entered into a new lease agreement for office space, which expire on April 30, 2011. During three months ending April 30, 2007 the Company paid $4,860 in lieu of the lease. As of 04/30/07, the commitments under the lease agreement mature as follows:

Year Ending January 31,
2008	$14,580
2009	19,440
2010	19,440
2011	11,340
$64,800

The leased property was capitalized as equipment by the amount of 77,760 in Oct 2006 and the related depreciation expense is 3993 and 3,888 during three months ending April 30, 2007 and the year January 31, 2007 ended. The principal due within one year, 19,440 is the current portion of long term debt and classified as current liability.

NOTE 12 - PREFERRED AND COMMON STOCK

During the fiscal year ended January 31, 2006:

In November and December 2005 the Company sold 675,000 of its $.001 par value common shares to unrelated investors in a private placement for $1.00 per share for proceeds of $675,000.

The Company issued 666,665 $.001 par value preferred shares for cash and fixed assets contributed by its shareholders in the amount of $748,550.  Fixed assets of $37,877 included in the contribution were valued at cost.

In October, 2005 the Company acquired Echo Broadcasting Group, Inc. ("Echo") for 1,833,355 $.001 par value preferred shares and 1,833,355 $.001 par value common shares.  The shares issued were valued at $3,666 which approximated the historical cost of Echo.

During fiscal 2005 the Company issued 666,665 $.001 par value common shares for cash and fixed assets contributed by its founders in the amount of $1,207,787.  Fixed assets of $109,243 included in the contribution were valued at cost.

The preferred stock is convertible into common shares based upon a conversion ratio that depends upon the Company meeting various revenue and profit targets to be defined by the Board of Directors.

During the fiscal year ended January 31, 2007:

The Company sold 620,000 of its $.001 par value common shares to unrelated investors in private placements for $1.00 and $0.50 per share for proceeds of $350,000.

The Company issued 100,000 of its $.001 par value common shares to unrelated investor in consideration for the finder's fee valued at $10,000.

As discussed in Note 7, the company entered into debt conversion agreements with company's shareholders according to which all loans from shareholders in the amount of 1,054,257 shall be converted into shares of common stock at the conversion price of $1.00 per share. Additionally, certain shareholders have made and will be making future payments for leased equipment in the amount of $337,189.

During three months ended April 30, 2007:

The Company sold 50,000 of its $.001 par value common shares to unrelated investors in private placements for $1.00 per share for proceeds of $50,000.

NOTE 13 - STOCK-BASED COMPENSATION

The Company accounts for its employee stock-based compensation for all such compensation awarded beginning February 1, 2006 under FASB Statement No. 123R, Accounting for Stock-Based Compensation. For employee stock-based compensation awarded prior to January 1, 2006, we accounted for such compensation under Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees.

In August 2006, the Company has issued 11,992,000, $.001 par value, preferred shares for past and future services performed by its officers, directors, employees and consultants. The preferred stock is convertible into common shares in 18 months after the issuance based upon a 2 to 1 conversion ratio. The shares of preferred stock have preferential treatment in case of liquidation. Each share of the preferred stock has 5 voting rights. Out of 11,992,000 preferred shares, 10,600,000 shares, with market value of $10,600, are fully vested and expensed under selling, general and administrative expenses. 1,392,000 of preferred shares, with market value of $1,392 are included in deferred compensation in the equity section of the balance sheets at January 31, 2007.

In February 2007, the Company canceled 1,175,000 preferred shares, $.001 par value, with a market value of $1,175 that were priorly awarded to employees and were part of deferred compensation in the equity section.

Also, In February 2007, the Company has issued 1,100,000, $.001 par value, preferred shares for past and future services performed by its officers, directors, employees and consultants. The preferred stock is convertible into common shares in 18 months after the issuance based upon a 2 to 1 conversion ratio. The shares of preferred stock have preferential treatment in case of liquidation. Each share of the preferred stock has 5 voting rights. Out of 1,100,000 preferred shares, 1,000,000 shares, with market value of $1,000, are fully vested and expensed under selling, general and administrative expenses. 100,000 of preferred shares, with market value of $100 are included in deferred compensation in the equity section of the balance sheets at April 30, 2007.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

Airtime Agreement (Lease)

The Company has an agreement (the "Agreement") with Island Broadcasting Company (the "Licensee") for airtime.  Pursuant to the Agreement the Company has purchased airtime for the period November 1, 2005 to July 1, 2010.  However, after July 1, 2006 the Licensee may terminate the Agreement upon 90 days notice to the Company.  Per the Agreement the airtime is paid monthly.  During the years ended January 31, 2007 and 2006 company paid $2,143,388 and $2,072,929 for airtime respectively.
During the three months ended April 30, 2007 and 2006 company paid $537,819 and $446,250 for airtime respectively.

As of 04/30/07, the remaining commitments under the Agreement are as follows:

Year Ending January 31,
2008	$1,666,656
2009	2,314,699
2010	2,430,434
2011	1,033,181
$7,444,970

Premises and Equipment

The Company has entered into lease agreements for office space and equipment, which expire at various times through April 2009. During the years ended January 31, 2007 and 2006 the Company paid $136,877 and $135,112 in rent expense respectfully. During three months ended April 30, 2007 and 2006 the Company paid $45,433 and $37,057 in rent expense respectfully As of April 30, 2007 the remaining commitments under the operating leases mature as follows:

Year Ending January 31,
2008	$103,183
2009	125,762
2010	15,105
$244,050

On May 1, 2006 the Company has entered into a new lease agreement for office space, which expire on April 30, 2011. During the year ended January 31, 2007 the Company paid $135,605 in rent expense. During three months ended April 30, 2007 the Company paid $42,000 in rent expense. As of April, 30 the remaining commitments under the lease agreement mature as follows:

Year Ending January 31,
2008	$131,040
2009	179,958
2010	187,158
2011	194,646
2012	49,134
$741,936

NOTE 15 - SEGMENT DATA

Currently the Company has three reportable segments, which it believes best reflects how the Company is currently managed – radio broadcasting, recorded music and corporate divisions. The category “other” includes audio & video recording studios, VSE magazine and other general support services and initiatives. Revenue and expenses earned and charged between segments are recorded at fair value and eliminated in consolidation.

Year Ended January 31, 2007

	Radio	Recorded
	VSE	Music	Corporate	Other	Total
Revenue	$3,332,573	$88,562	$-	$35,956	$3,457,091

Direct operating expenses	2,877,593	105,251	14,266	10,600	3,007,710
Selling, general and administrative expenses	1,506,366	680,194	1,134,603	43,470	3,364,633
Depreciation and amortization	39,026	133,334	114,661	183	287,204
Interest expenses	58,338	-	15,427	-	73,765

Operating (Loss)	$(1,148,750)	$(830,217)	$(1,278,957)	$(18,297)	$(3,276,221)

Three Months Ended April 30, 2007

	Radio	Recorded
	VSE	Music	Corporate	Other	Total
Revenue	$1,033,903	$20,000	$0	$14,682	$1,068,585

Direct operating expenses	722,688	20,793	0	3,550	747,031
Selling, general and administrative expenses	460,278	197,159	229,431	10,957	897,825
Depreciation and amortization	13,367	2,518	28,402	91	44,378
Interest expenses	15,527	0	9,629	0	25,156

Operating income (Loss)	$(177,957)	$(200,470)	$(267,462)	$84	$(645,805)

NOTE 16 – SUBSEQUENT EVENTS

On or about June 20, 2007, the Company entered Stock Purchase and Share Exchange Agreement (“Agreement”) with Family Healthcare Solutions, Inc. (“FHCS”). In the Agreement, the holders of Company’s common shares, preferred shares and convertible notes shall transfer all shares and notes to FHCS. The Company accordingly becomes a wholly owned subsidiary of FHCS.

   In exchange for all Company’s common and preferred shares and convertible notes, FHCS shall issue Company’s related holders 49,990,406 newly issued shares of common stock, which shall constitute an aggregate of 68.50% of FHCS’s issued and outstanding fully diluted common stock after the transaction.